UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2015

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of a New Director

As previously reported, on January 1, 2015, State Bank Financial Corporation (the “Company”) completed its acquisition of Georgia-Carolina Bancshares, Inc. (“GECR”), which was immediately merged with and into the Company. On February 11, 2015, in accordance with the terms of the merger agreement between GECR and the Company, the Company’s board of directors appointed Mr. William D. McKnight, a former director of GECR, to serve as a member of the Company’s board of directors. Mr. McKnight was also appointed to serve as a member of the Company’s Independent Directors Committee. Mr. McKnight has previously served (and will continue to serve) on the board of directors of our subsidiary bank, First Bank of Georgia, the former bank subsidiary of GECR, which we acquired in our acquisition of GECR. Mr. McKnight was also appointed to the board directors of our other subsidiary bank, State Bank and Trust Company.  Mr. McKnight is the President and Chief Executive Officer of McKnight Construction Company, a general contracting firm that operates in the Southeastern United States.

There has been no transaction, or proposed transaction, to which we were or are to be a party in which Mr. McKnight had or has a direct or indirect material interest required to be disclosed under Item 404(a) of SEC Regulation S-K. Mr. McKnight will receive compensation for his service on our board of directors in accordance with our non-employee director compensation package, as described under “Director Compensation” in our definitive proxy statement filed with the SEC on April 11, 2014 pursuant to Section 14(a) of the Securities and Exchange Act of 1934, which description is incorporated herein by reference.

A copy of the press release that we issued on February 17, 2015 announcing the appointment of Mr. McKnight to our board of directors is attached to this Current Report on Form 8-K as Exhibit 99.1.

(e) Adoption of Annual Cash Incentive Plan

On February 11, 2015, the Independent Directors Committee, in its role as compensation committee of the board of directors of the Company (the “Committee”), approved the Executive Officer Annual Cash Incentive Plan (the “Incentive Plan”). Under the Incentive Plan, as soon as practicable at the beginning of each fiscal year, the Committee (in consultation with our chief executive officer or his designees) will select key performance objectives from a set of key measurable performance goals which include, but are not limited to, the following items (each, an “Objective” and collectively, the “Objectives”), which will be used to determine the actual cash incentive payment to be awarded to our executive officers upon the achievement of the Objectives:

•	various measures of earnings;

•	rates of return (including balance-sheet returns on assets and equity, and market returns);

•	balance sheet growth (e.g. loans, deposits, etc.);

•	efficient management of assets, liabilities and expenses;

•	asset and credit quality;

•	regulatory relations and compliance;

•	key balance sheet and income statement ratios;

•	market share and growth in served markets; and

•	collection, recovery, charge-off and bankruptcy activity.

The Committee may select for consideration more subjective performance factors (each a “Performance Factor”), such as customer satisfaction, employee management and development, regulatory standing of the Company and its subsidiaries, evaluation of merger and acquisition activities, adherence to policies and procedures and the maintenance of the highest ethical standards, which can be used to downwardly adjust the actual incentive earned by a participant in any plan year.

Each year, the Committee will select eligible employees to participate in the Incentive Plan and will set the amount of each participant’s Total Threshold Incentive, Total Target Incentive and Total Stretch Incentive (each as defined in the Incentive Plan) that can be awarded under the Incentive Plan, determined as a percentage of the participant’s base salary. Each year, the Committee (with input from our chief executive officer or his designees) will also establish each Objective, including a threshold performance level, target performance level and stretch performance level and weight (stated as a percentage) for each selected Objective. The weight indicates the maximum percentage of the Total Threshold Incentive, Total Target Incentive, or Total Stretch Incentive that can be earned for achieving each particular Objective at the set threshold, target and stretch performance levels. Threshold represents the minimum level of performance at which, if achieved, a payment is earned on each Objective. If performance is below the threshold level for any particular Objective, no payment will be earned; however, other Objectives that are achieved at least at a threshold level of performance will be earned. Stretch represents the maximum level of performance at which, if achieved, a payment is earned on each Objective. If performance exceeds the stretch level for any Objective, no further incentive above the stretch incentive for such Objective is earned. Actual performance between threshold, target, and stretch performance levels will be interpolated to determine the amount of payment based on relative achievement of the Objectives. Finally, each year, the Committee will also establish any Performance Factors, including the maximum negative percentage for each such Performance Factor, that can be deducted from a participant’s actual incentive earned for substandard results with respect to any selected Performance Factor.

Under the Incentive Plan, a participant will not receive a cash incentive payment if his or her employment is terminated during the year, unless such participant’s employment is terminated as a result of his or her death, retirement (with approval of the board), disability or the participant’s removal as a participant from the Incentive Plan, as approved by the Committee in its discretion. The Incentive Plan is administered by the Committee, which has plenary authority, among other things, to designate participants; to determine the maximum potential incentive of each participant; to select objectives, weights and threshold, target, and stretch performance levels for each Objective; to select Performance Factors and assign negative percentage weights with respect thereto for each participant; to determine actual funded and earned incentives; to interpret the plan; and to prescribe, amend, and rescind rules and regulations relating to the plan.

In addition, the Incentive Plan includes clawback provisions requiring repayment of any award to the extent any payment made is later determined to have been based on financial results that are subsequently the subject of restatement to correct an accounting error due to material noncompliance with any financial reporting requirement, if such restatement is identified within three years after the date of the first public issuance or filings of the financial results subsequently restated, and a lower payment or award would have been made based on the restated financial results. The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan, which is incorporated herein by reference into this Item 5.02 as Exhibit 10.1.

(e) Issuance of Equity Awards

On February 11, 2015, the Committee awarded, effective as of February 11, 2015, to Joseph W. Evans, J. Thomas Wiley, Jr., J. Daniel Speight, Jr., Kim M. Childers, and Sheila E. Ray, 66,000, 56,000, 56,000, 56,000, and 36,000 shares of restricted stock (“Restricted Shares”), respectively, under the Company’s 2011 Omnibus Equity Compensation Plan (the “Plan”). In addition, a total of 288,000 shares of restricted stock were awarded to eight additional senior officers of the Company and State Bank and Trust Company.

Subject to earlier forfeiture or accelerated vesting under circumstances described in the applicable Restricted Stock Award Agreements, the shares vest over a ten year period, and no shares will vest until the fifth anniversary of the award date. Vesting is subject to the Company’s meeting certain performance metrics, specifically an Annual Return on Average Assets or a Multi-Year Return on Average Assets (as defined in the Restricted Stock Award Agreements), as compared to the corresponding results during the applicable performance period for a peer group of financial institutions. On the fifth anniversary, if all of the performance conditions are met, one-half of the Restricted Shares will vest. Thereafter, if all of the performance conditions are met, one-tenth of the Restricted Shares will vest on each of the five subsequent anniversaries of the award date.

The foregoing description of the Form of Restricted Stock Award Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Restricted Stock Award Agreement, which is incorporated herein by reference into this Item 5.02 as Exhibit 10.2.

Item 9.01.  Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Exhibit
10.1	Executive Officer Annual Cash Incentive Plan
10.2	Form of Restricted Stock Award Agreement
99.1	Press Release dated February 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: February 17, 2015	By:	/s/ Sheila E. Ray
Sheila E. Ray
Chief Financial Officer